(State or Other Jurisdiction of Incorporation)

                   0-29657                        33-0727323
           -----------------------------------------------------------
           (Commission File Number)   (IRS Employer Identification No.

             7270 Woodbine Avenue, Suite 200, Markham, Ontario  L3R 4B9
           -----------------------------------------------------------
           (Address of Principal Executive Offices)         (Zip Code)

                               (905) 947-9925
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



Item 5. Other Events.

Due to cash flow considerations, a majority of the Board of Directors of California Electric Automobile Company ("CEAC") deemed it necessary to lay off the employees of that company effective November 3, 2000. The Board of CEAC hopes that the lay off will be temporary in nature and that the employees will be reinstated in the future.

CEAC is a wholly owned subsidiary of American Electric Automobile
Company, Inc.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.


                  AMERICAN ELECTRIC AUTOMOBILE COMPANY,INC.


Date: November 9, 2000

By:
STEPHEN M. COHEN
-----------------
STEPHEN M. COHEN
Secretary